Exhibit 10.3
CARRIZO OIL & GAS, INC.
EMPLOYMENT AGREEMENT

This AGREEMENT (the “Agreement”) by and between Carrizo Oil & Gas, Inc., a Texas corporation (the “Company”), and ____________________ (the “Employee”), to be effective as of the ___ day of ___________ (the “Agreement Effective Date”).
NOW, THEREFORE, IT IS HEREBY AGREED AS FOLLOWS:
1.Employment Period. As of the Agreement Effective Date, the Company hereby agrees to employ the Employee and the Employee hereby agrees to accept employment with the Company, in accordance with, and subject to, the terms and provisions of this Agreement, for the period (the “Employment Period”) commencing on the Agreement Effective Date and ending on the first anniversary of the Agreement Effective Date; provided, on the Agreement Effective Date and on each day thereafter, the Employment Period shall automatically be extended for an additional one day without any further action by either the Company or the Employee, it being the intention of the parties that there shall be continuously a remaining term of not less than one year’s duration of the Employment Period until an event has occurred as described in, or one of the parties shall have made an appropriate election and notification pursuant to, the provisions of Section 3.
2.Terms of Employment.
(a)Position and Duties. As of the Agreement Effective Date, the Employee shall become a full time employee with the initial title and responsibilities of ________________________ and during the Employment Period, excluding any periods of vacation and sick leave to which the Employee is entitled, the Employee agrees to devote full attention and time during normal business hours to the business and affairs of the Company and, to the extent necessary to discharge the responsibilities assigned to the Employee hereunder, to use the Employee’s reasonable best efforts to perform faithfully and efficiently such responsibilities as may be assigned to the Employee by senior executives of the Company. During the Employment Period, it shall not be a violation of this Agreement for the Employee to (A) serve on corporate, civic, educational, alumni or charitable boards or committees, (B) deliver lectures, fulfill speaking engagements or teach at educational institutions or (C) manage personal investments, so long as such activities do not materially interfere with the performance of the Employee’s responsibilities as an employee of the Company in accordance with this Agreement; provided that the Employee may not serve on the board of a publicly traded for profit corporation or similar body of a publicly traded for profit business organized in other than corporate form, without the consent of the Nominating and Corporate Governance Committee of the Board of Directors of the Company (the “Board”).

(b)Compensation.
(i)Base Salary. Commencing on the Agreement Effective Date and thereafter during his Employment Period, the Employee shall receive an annual base salary of $__________ (as such salary may be increased from time to time, the “Annual Base Salary”), which shall be paid on a semimonthly basis.
(ii)    Annual Bonus. In addition to Annual Base Salary, the Employee may be awarded, for each fiscal year or portion thereof during the Employment Period, an Annual Bonus (the “Annual Bonus”), in an amount comparable to the Annual Bonus award to other Company employees, taking into account the Employee’s position, responsibilities, and accomplishments with the Company and considering the Employee’s performance review and evaluation, prorated for any period consisting of less than 12 full months.
(iii)    Incentive, Savings and Retirement Plans. During the Employment Period, the Employee shall be entitled to participate in all incentive, savings and retirement plans that are tax-qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended (“Code”), and all plans that are supplemental to any such tax-qualified plans, in each case to the extent that such plans are applicable generally to other salaried employees of the Company and its affiliated companies. As used in this Agreement, the term “affiliated companies” shall include, when used with reference to the Company, any company controlled by, controlling or under common control with the Company.
(iv)    Welfare Benefit Plans. During the Employment Period, the Employee and/or the Employee’s dependents, as the case may be, shall be eligible for participation in and shall receive all benefits under welfare benefit plans, practices, policies and programs provided by the Company or its affiliated companies (including, without limitation, medical, prescription, dental, vision, disability, salary continuance, group life and supplemental group life, accidental death and travel accident insurance plans and programs) to the extent applicable generally to other salaried employees of the Company and its affiliated companies.
(v)    Expenses. During the Employment Period, the Employee shall be entitled to receive prompt reimbursement for all reasonable expenses, including approved professional membership fees, incurred by the Employee in accordance with the policies, practices and procedures of the Company and its affiliated companies.
(vi)    Vacation. During the Employment Period, the Employee shall be entitled to paid vacation in accordance with the plans, policies, programs and practices of the Company and its affiliated companies.

3.    Termination of Employment.
(a)    Death or Disability. The Employee’s employment shall terminate automatically upon the Employee’s death during the Employment Period. If the Company determines in good faith that the Disability of the Employee has occurred during the Employment Period (pursuant to the definition of Disability set forth below), it may give to the Employee written notice in accordance with Section 13(d) of this Agreement of its intention to terminate the Employee’s employment. In such event, the Employee’s employment with the Company shall terminate effective on the 30th day after receipt of such notice by the Employee (the “Disability Effective Date”), provided that, within the 30 days after such receipt, the Employee shall not have returned to full-time performance of the Employee’s duties. For the purposes of this Agreement, “Disability” shall mean the absence of the Employee from the Employee’s duties with the Company on a full-time basis for either (i) 180 consecutive business days or (ii) in any two-year period 270 nonconsecutive business days as a result of incapacity due to mental or physical illness which is determined to be total and permanent by a physician selected by the Company or its insurers and acceptable to the Employee or the Employee’s legal representative (such agreement as to acceptability not to be withheld unreasonably). In the event the Employee incurs a separation from service within the meaning of Treasury Regulation § 1.409A-1(h) as a result of his incapacity, then the Disability Effective Date shall be deemed to be the date of the Employee’s separation from service.
(b)    Cause. The Company may terminate the Employee’s employment during the Employment Period for Cause. For purposes of this Agreement, “Cause” shall mean the Company’s termination of the Employee’s employment for any of the following: (i) the Employee’s final conviction of a felony crime that enriched the Employee at the expense of the Company; provided, however, that after indictment, the Company may suspend the Employee from the rendition of services, but without limiting or modifying in any other way the Company’s obligations under this Agreement; (ii) a breach by the Employee of a fiduciary duty owed to the Company; (iii) a breach by the Employee of any of the covenants made by him in Sections 7 and 9 hereof; (iv) the willful and gross neglect by the Employee of the duties specifically and expressly required by this Agreement; or (v) the Employee’s continuing failure to substantially perform his duties and responsibilities hereunder (except by reason of the Employee’s incapacity due to physical or mental illness or injury).
(c)    Good Reason; Other Terminations. The Employee’s employment may be terminated during the Employment Period within two years following a Change of Control by the Employee for Good Reason, or at any time by the Employee other than for Good Reason. For purposes of this Agreement, “Good Reason” shall mean following a Change of Control:
(i)    the assignment to the Employee of any duties materially inconsistent in any respect with the Employee’s position (including status, offices, titles and reporting requirements), authority, duties or responsibilities as contemplated by Section 2 of this Agreement, or any other action by the Company which results in a material diminution, in absolute terms, in such position, authority, duties or responsibilities, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Employee;
(ii)    any material failure by the Company to comply with any of the provisions of this Agreement, other than an isolated, insubstantial and inadvertent failure not occurring in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Employee;
(iii)    any purported termination by the Company of the Employee’s employment otherwise than as expressly permitted by this Agreement; or
(iv)    any failure by the Company to comply with and satisfy the requirements of Section 10 of this Agreement, provided that (A) the successor described in Section 10(c) has received, at least 10 days prior to the Date of Termination (as defined in subparagraph (e) below), written notice from the Company or the Employee of the requirements of such provision and (B) such failure to be in compliance and satisfy the requirements of Section 10 shall continue as of the Date of Termination.
Notwithstanding any provision to the contrary, in order for any event(s) in subparagraph (i) through (iv) above to constitute “Good Reason” for purposes of this Agreement, (A) the Employee must notify the Company via Notice of Termination within 90 days following the initial occurrence of the event(s) that the Employee intends to terminate his employment with the Company because of the occurrence of Good Reason (which event must be described by the Employee in reasonable detail in the Notice of Termination) and (B) within 60 days after receiving such Notice of Termination from the Employee (the “Correction Period”), the Company must fail to reinstate the Employee to the position he was in, or otherwise cure the circumstances giving rise to Good Reason. Employee’s termination for Good Reason may occur only within 60 days following the expiration of the Correction Period.
(d)    Notice of Termination. Any termination by the Company for Cause, or by the Employee for Good Reason, shall be communicated by Notice of Termination to the other party hereto given in accordance with Section 13(d) of this Agreement. The failure by the Company to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Cause shall not waive any right of the Company hereunder or preclude the Company from asserting such fact or circumstance in enforcing the Company’s rights hereunder.
(e)    Date of Termination. For purposes of this Agreement, the term “Date of Termination” means (i) if the Employee’s employment is terminated by the Company for Cause, or by the Employee for Good Reason, the date of receipt of the Notice of Termination or any later date specified therein, as the case may be, (ii) if the Employee’s employment is terminated by the Company other than for Cause or Disability, the Date of Termination shall be the date on which the Company notifies the Employee of such termination, (iii) if the Employee’s employment is terminated by reason of death or Disability, the Date of Termination shall be the date of death of the Employee or the Disability Effective Date, as the case may be and (iv) if the Employee’s employment is terminated by the Employee other than for Good Reason, the Date of Termination shall be the date of the receipt of the Notice of Termination or any later date specified therein.
(f)    Deemed Resignations. Unless otherwise agreed to in writing by the Company and Employee prior to the termination of Employee’s employment, any termination of Employee’s employment shall constitute an automatic resignation of Employee as an officer of the Company and each affiliate of the Company, and an automatic resignation of Employee from the Board and the board of directors of the Company (if applicable) and from the board of directors or similar governing body of any affiliate of the Company and from the board of directors or similar governing body of any corporation, limited liability entity or other entity in which the Company or any affiliate holds an equity interest and with respect to which board or similar governing body Employee serves as the Company’s or such affiliate’s designee or other representative.
4.    Obligations of the Company upon Termination.
(a)    Disability; Following a Change of Control, Termination for Good Reason or Without Cause. If, during the Employment Period, (x) the Company shall terminate the Employee’s employment by reason of Disability (but not by reason of death), or (y) within two years following a Change of Control, the Company shall terminate the Employee’s employment other than for Cause or the Employee shall terminate his employment for Good Reason:
(i)    the Company shall pay or provide to or in respect of the Employee the following amounts and benefits:
A.    in a lump sum in cash, within 10 days after the Date of Termination, an amount equal to the sum of (1) the Employee’s Annual Base Salary through the Date of Termination, (2) any accrued but unpaid Annual Bonus for any prior fiscal year, (3) any deferred compensation previously awarded to or earned by the Employee (together with any accrued interest or earnings thereon), subject to the terms and conditions of any plan or arrangement providing such deferred compensation, and (4) any compensation for unused vacation time for which the Employee is eligible in accordance with the plans, policies, programs and practices of the Company and its affiliated companies, in each case to the extent not theretofore paid (the sum of the amounts described in clauses (1), (2), (3), and (4) shall be hereinafter referred to as the “Accrued Obligation”);
B.    in a lump sum in cash, within 10 days after the Date of Termination, an amount equal to the Severance Multiplier Percentage (as defined in Exhibit A) multiplied by the Annual Base Salary (provided that if the termination occurs after the date a Change of Control occurs the Employee will be entitled to a lump sum cash payment, within 10 days after the Date of Termination, in an amount equal to the Change of Control Severance Multiplier Percentage (as defined in Exhibit A) of Annual Base Salary);

C.    in a lump sum in cash, within 10 days after the Date of Termination, an additional amount equal to the Supplemental Severance Multiplier Percentage (as defined in Exhibit A) of Annual Base Salary multiplied by a fraction, the numerator of which is the number of days in the fiscal year through the Date of Termination and the denominator of which is 365, provided, however, that if the Employee is terminated due to Disability or after the date a Change of Control occurs, the preceding fraction shall be deemed to be equal to 1.0; and
D.    effective as of the Date of Termination, (1) immediate vesting and exercisability of, and termination of any restrictions on sale or transfer (other than any such restriction arising by operation of law) with respect to, each and every stock option, restricted stock award, restricted stock unit award and other equity-based award and performance award (each, a “Compensatory Award”) that is outstanding as of a time immediately prior to the Date of Termination and (2) unless a longer post-employment term is provided in the applicable award agreement, the extension of the term during which each and every Compensatory Award may be exercised by the Employee until the earlier of (x) the first anniversary of the Date of Termination or (y) the date upon which the right to exercise any Compensatory Award would have expired if the Employee had continued to be employed by the Company under the terms of this Agreement until the latest possible date of termination of the Employment Period in accordance with the provisions of Section 1 hereof (the “Final Expiration Date”).
Anything in this Agreement to the contrary notwithstanding, if a Change of Control occurs and if the Employee’s employment with the Company is terminated within 12 months prior to the date on which the Change of Control occurs, and if it is reasonably demonstrated by the Employee that such termination of employment or cessation of service (x) was at the request of a third party who has taken steps reasonably calculated to effect the Change of Control or (y) otherwise arose in connection with or anticipation of the Change of Control, then for all purposes of this Agreement, the “date a Change of Control occurs” shall mean the date immediately prior to the date of such termination of employment; provided, however, that the additional Change of Control severance will be paid within 5 days following the occurrence of the Change of Control.
(ii)    for the period beginning on the Date of Termination and ending on the Final Expiration Date, or such longer period as any medical or dental plan shall provide, the Company shall continue benefits to the Employee and/or the Employee’s dependents at least equal to those which would have been provided to them in accordance with the medical and dental plans described in Section 2(b)(iv) of this Agreement if the Employee’s employment had not been terminated in accordance with the medical and dental plans of the Company and its affiliated companies, but with the Company’s medical benefits coverages being secondary to any coverages provided by another employer. Notwithstanding the foregoing, if the Company’s obligations contemplated by this Section 4(a)(ii) would result in the imposition of excise taxes on the Company for failure to comply with the nondiscrimination requirements of the Patient Protection and Affordable Care Act of 2010, as amended, and the Health Care and Education Reconciliation Act of 2010, as amended (to the extent applicable), the Company shall discontinue the health benefits or reimbursements provided for in this Section 4(a)(ii) and shall instead pay to the Employee a lump-sum payment equal to the employer portion of premium costs of medical and dental benefits provided to the Employee and the Employee’s dependents immediately prior to the Employee’s termination for the remainder of such period no later than 30 days after such determination by the Company. In lieu of continued participation in plans, practices, programs and policies described in Section 2(b)(iv) of this Agreement (other than the medical or dental plan, as described above), the Company shall pay the Employee a lump sum payment equal to the Benefits Continuation Multiplier Percentage (as defined in Exhibit A) of the Employee’s Annual Base Salary.
(b)    Death. If the Employee’s employment is terminated by reason of the Employee’s death during the Employment Period, this Agreement shall terminate without further obligations to the Employee’s legal representatives under this Agreement, other than (i) the payment of Accrued Obligations (which shall be paid to the Employee’s estate or beneficiary, as applicable, in a lump sum in cash within 30 days of the Date of Termination), (ii) during the period beginning on the Date of Termination and ending on the first anniversary thereof medical and dental benefits coverage for the Employee’s dependents determined as if the Employee’s employment had not terminated by reason of death, and (iii) effective as of the Date of Termination, (A) immediate vesting and exercisability of, and termination of any restrictions on sale or transfer (other than any such restriction arising by operation of law) with respect to, each and every Compensatory Award outstanding as of the time immediately prior to the Date of Termination, (B) the extension of the term during which each and every Compensatory Award may be exercised or purchased by the Employee until the earlier of (1) the first anniversary of the Date of Termination or (2) the date upon which the right to exercise or purchase any Compensatory Award would have expired if the Employee had continued to be employed by the Company under the terms of this Agreement until the Final Expiration Date.
(c)    With or Without Cause; Other than for Disability or Good Reason. If the Employee’s employment is terminated by the Company or by the Employee for any reason not covered by Sections 4(a) or 4(b) above, then this Agreement shall terminate without further obligations to the Employee other than for Accrued Obligations. In such case, all Accrued Obligations shall be paid to the Employee in a lump sum in cash within 30 days of the Date of Termination.
5.    Non-exclusivity of Rights. Except as provided in Section 4 of this Agreement, nothing in this Agreement shall prevent or limit the Employee’s continuing or future participation in any plan, program, policy or practice provided by the Company or any of its affiliated companies and for which the Employee may qualify, nor shall anything herein limit or otherwise affect such rights as the Employee may have under any contract or agreement with the Company or any of its affiliated companies. Amounts which are vested benefits or which the Employee is otherwise entitled to receive under any plan, policy, practice or program of or any contract or agreement with the Company or any of its affiliated companies at or subsequent to the Date of Termination shall be payable in accordance with such plan, policy, practice or program or contract or agreement except as such plan, policy, practice or program is superseded by this Agreement.
6.    Full Settlement; Resolution of Disputes.
(a)    Any dispute arising out of or relating to this Agreement, including the breach, termination or validity thereof, shall be finally resolved by arbitration in accordance with the CPR Institute for Dispute Resolution Rules for Non-Administered Arbitration in effect on the date of this Agreement by a single arbitrator selected in accordance with the CPR Rules. The arbitration shall be governed by the Federal Arbitration Act, 9 U.S.C. §§ 1-16, and judgment on the award rendered by the arbitrator may be entered by any court having jurisdiction thereof. The place of arbitration shall be in Harris County, Texas. The arbitrator’s decision must be based on the provisions of this Agreement and the relevant facts, and the arbitrator’s reasoned decision and award shall be binding on both parties. Nothing herein is or shall be deemed to preclude the Company’s resort to the injunctive relief prescribed in this Agreement, including any injunctive relief implemented by the arbitrator pursuant to this Section 6(a). The parties will each bear their own attorneys’ fees and costs in connection with any dispute.
(b)    Notwithstanding any provision of Section 4, the Company’s obligation to pay the amounts due on any termination of employment under Section 4 (other than the Accrued Obligations) are conditioned on the Employee’s execution (without revocation during any applicable statutory revocation period) of a waiver and release of any and all claims against the Company and its affiliates in such form as may be prescribed by the Company.
7.    Confidential Information. The Employee shall hold in a fiduciary capacity for the benefit of the Company all secret or confidential information, knowledge or data relating to the Company or any of its affiliated companies, and their respective businesses, which shall have been obtained by the Employee during the Employee’s employment by the Company or any of its affiliated companies and which shall not be or become public knowledge (other than by acts by the Employee or representatives of the Employee in violation of this Agreement) (referred to herein as “Confidential Information”). After termination of the Employee’s employment with the Company, the Employee shall not, without the prior written consent of the Company or as may otherwise be required by law or legal process, communicate or divulge any such information, knowledge or data to anyone other than the Company and those designated by it. In no event shall an asserted violation of the provisions of this Section 7 constitute a basis for deferring or withholding any amounts otherwise payable to the Employee under this Agreement. Also, within 14 days of the termination of the Employee’s employment for any reason, the Employee shall return to Company all documents and other tangible items of or containing Company information which are in the Employee’s possession, custody or control, or with respect to equipment that is not Company property that is in the Employee’s possession, custody or control and which contains Confidential Information, the Employee shall purge such Confidential Information from such equipment. Notwithstanding the foregoing, it is understood by the parties that in the course of his employment with the Company the Employee may retain mental recollections or other impressions as a result of having had access to or knowledge of the Company’s Confidential Information, and the Company agrees that such retained mental impressions shall not impede or restrict the Employee from engaging in work for a subsequent employer so long as Confidential Information is not expressly disclosed to such subsequent employer.
8.    Change of Control.
As used in this Agreement, the terms set forth below shall have the following respective meanings:
“Affiliate” shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations under the Exchange Act, as in effect on the date of this Agreement.
“Associate” shall mean, with reference to any Person, (a) any corporation, firm, partnership, association, unincorporated organization or other entity (other than the Company or a subsidiary of the Company) of which such Person is an officer or general partner (or officer or general partner of a general partner) or is, directly or indirectly, the Beneficial Owner of 10% or more of any class of equity securities, (b) any trust or other estate in which such Person has a substantial beneficial interest or as to which such Person serves as trustee or in a similar fiduciary capacity and (c) any relative or spouse of such Person, or any relative of such spouse, who has the same home as such Person.
“Beneficial Owner” shall mean, with reference to any securities, any Person if:
(a)    such Person or any of such Person’s Affiliates and Associates, directly or indirectly, is the “beneficial owner” of (as determined pursuant to Rule 13d-3 of the General Rules and Regulations under the Exchange Act, as in effect on the date of this Agreement) such securities or otherwise has the right to vote or dispose of such securities, including pursuant to any agreement, arrangement or understanding (whether or not in writing); provided, however, that a Person shall not be deemed the “Beneficial Owner” of, or to “beneficially own,” any security under this subsection (a) as a result of an agreement, arrangement or understanding to vote such security if such agreement, arrangement or understanding: (i) arises solely from a revocable proxy or consent given in response to a public (i.e., not including a solicitation exempted by Rule 14a-2(b)(2) of the General Rules and Regulations under the Exchange Act) proxy or consent solicitation made pursuant to, and in accordance with, the applicable provisions of the General Rules and Regulations under the Exchange Act and (ii) is not then reportable by such Person on Schedule 13D under the Exchange Act (or any comparable or successor report);
(b)    such Person or any of such Person’s Affiliates and Associates, directly or indirectly, has the right or obligation to acquire such securities (whether such right or obligation is exercisable or effective immediately or only after the passage of time or the occurrence of an event) pursuant to any agreement, arrangement or understanding (whether or not in writing) or upon the exercise of conversion rights, exchange rights, other rights, warrants or options, or otherwise; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to “beneficially own,” (i) securities tendered pursuant to a tender or exchange offer made by such Person or any of such Person’s Affiliates or Associates until such tendered securities are accepted for purchase or exchange or (ii) securities issuable upon exercise of Exempt Rights; or
(c)    such Person or any such Person’s Affiliates or Associates (i) has any agreement, arrangement or understanding (whether or not in writing) with any other Person (or any Affiliate or Associate thereof) that beneficially owns such securities for the purpose of acquiring, holding, voting (except as set forth in the proviso to subsection (a) of this definition) or disposing of such securities or (ii) is a member of a group (as that term is used in Rule 13d-5(b) of the General Rules and Regulations under the Exchange Act) that includes any other Person that beneficially owns such securities;
provided, however, that nothing in this definition shall cause a Person engaged in business as an underwriter of securities to be the Beneficial Owner of, or to “beneficially own,” any securities acquired through such Person’s participation in good faith in a firm commitment underwriting until the expiration of 40 days after the date of such acquisition. For purposes hereof, “voting” a security shall include voting, granting a proxy, consenting or making a request or demand relating to corporate action (including, without limitation, a demand for stockholder list, to call a stockholder meeting or to inspect corporate books and records) or otherwise giving an authorization (within the meaning of Section 14(a) of the Exchange Act) in respect of such security.
The terms “beneficially own” and “beneficially owning” shall have meanings that are correlative to this definition of the term “Beneficial Owner”.
“Change of Control” shall mean any of the following:
(a)    any Person (other than an Exempt Person) shall become the Beneficial Owner of 40% or more of the shares of Common Stock then outstanding or 40% or more of the combined voting power of the Voting Stock of the Company then outstanding; provided, however, that no Change of Control shall be deemed to occur for purposes of this subsection (a) if such Person shall become a Beneficial Owner of 40% or more of the shares of Common Stock or 40% or more of the combined voting power of the Voting Stock of the Company solely as a result of (i) an Exempt Transaction or (ii) an acquisition by a Person pursuant to a reorganization, merger or consolidation, if, following such reorganization, merger or consolidation, the conditions described in clauses (i), (ii) and (iii) of subsection (c) of this definition are satisfied; or
(b)    individuals who, as of the Agreement Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Agreement Effective Date whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board; provided, further, that there shall be excluded, for this purpose, any such individual whose initial assumption of office occurs as a result of any actual or threatened election contest that is subject to the provisions of Rule 14a-11 under the Exchange Act; or

(c)    the Company engages in and completes a reorganization, merger or consolidation, in each case, unless, following such reorganization, merger or consolidation, (i) more than 85% of the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation and the combined voting power of the then outstanding Voting Stock of such corporation beneficially owned, directly or indirectly, by all or substantially all of the Persons who were the Beneficial Owners of the outstanding Common Stock immediately prior to such reorganization, merger, or consolidation is in substantially the same proportions as their ownership, immediately prior to such reorganization, merger or consolidation, of the outstanding Common Stock, (ii) no Person (excluding any Exempt Person or any Person beneficially owning, immediately prior to such reorganization, merger or consolidation, directly or indirectly, 40% or more of the Common Stock then outstanding or 40% or more of the combined voting power of the Voting Stock of the Company then outstanding) beneficially owns, directly or indirectly, 40% or more of the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation or the combined voting power of the then outstanding Voting Stock of such corporation and (iii) at least a majority of the members of the board of directors of the corporation resulting from such reorganization, merger or consolidation were members of the Incumbent Board at the time of the execution of the initial agreement or initial action by the Board providing for such reorganization, merger or consolidation; or
(d)    the Company engages in and completes (i) a complete liquidation or dissolution of the Company unless such liquidation or dissolution is approved as part of a plan of liquidation and dissolution involving a sale or disposition of all or substantially all of the assets of the Company to a corporation with respect to which, following such sale or other disposition, all of the requirements of clauses (ii) (A), (B) and (C) of this subsection (d) are satisfied, or (ii) the sale or other disposition of all or substantially all of the assets of the Company, other than to a corporation, with respect to which, following such sale or other disposition, (A) more than 85% of the then outstanding shares of common stock of such corporation and the combined voting power of the Voting Stock of such corporation is then beneficially owned, directly or indirectly, by all or substantially all of the Persons who were the Beneficial Owners of the outstanding Common Stock immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the outstanding Common Stock, (B) no Person (excluding any Exempt Person and any Person beneficially owning, immediately prior to such sale or other disposition, directly or indirectly, 40% or more of the Common Stock then outstanding or 40% or more of the combined voting power of the Voting Stock of the Company then outstanding) beneficially owns, directly or indirectly, 40% or more of the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding Voting Stock of such corporation and (C) at least a majority of the members of the board of directors of such corporation were members of the Incumbent Board at the time of the execution of the initial agreement or initial action of the Board providing for such sale or other disposition of assets of the Company.
“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Exempt Person” shall mean the Company, any subsidiary of the Company, any employee benefit plan of the Company or any subsidiary of the Company, and any Person organized, appointed or established by the Company for or pursuant to the terms of any such plan.
“Exempt Rights” shall mean any rights to purchase shares of Common Stock or other Voting Stock of the Company if at the time of the issuance thereof such rights are not separable from such Common Stock or other Voting Stock (i.e., are not transferable otherwise than in connection with a transfer of the underlying Common Stock or other Voting Stock) except upon the occurrence of a contingency, whether such rights exist as of the Agreement Effective Date or are thereafter issued by the Company as a dividend on shares of Common Stock or other Voting Securities or otherwise.
“Exempt Transaction” shall mean an increase in the percentage of the outstanding shares of Common Stock or the percentage of the combined voting power of the outstanding Voting Stock of the Company beneficially owned by any Person solely as a result of a reduction in the number of shares of Common Stock then outstanding due to the repurchase of Common Stock or Voting Stock by the Company, unless and until such time as (a) such Person or any Affiliate or Associate of such Person shall purchase or otherwise become the Beneficial Owner of additional shares of Common Stock constituting 1% or more of the then outstanding shares of Common Stock or additional Voting Stock representing 1% or more of the combined voting power of the then outstanding Voting Stock, or (b) any other Person (or Persons) who is (or collectively are) the Beneficial Owner of shares of Common Stock constituting 1% or more of the then outstanding shares of Common Stock or Voting Stock representing 1% or more of the combined voting power of the then outstanding Voting Stock shall become an Affiliate or Associate of such Person.
“Person” shall mean any individual, firm, corporation, partnership, association, trust, unincorporated organization or other entity.
“Voting Stock” shall mean, with respect to a corporation, all securities of such corporation of any class or series that are entitled to vote generally in the election of directors of such corporation (excluding any class or series that would be entitled so to vote by reason of the occurrence of any contingency, so long as such contingency has not occurred).
9.    Non-Compete and Non-Solicitation.
(a)    The Employee recognizes that in each of the highly competitive businesses in which the Company is engaged, personal contact is of primary importance in securing new customers and in retaining the accounts and goodwill of present customers and protecting the business of the Company. The Employee, therefore, agrees that during the Employment Period and, unless the Date of Termination occurs within two years following a Change of Control, for a period of one year after the Date of Termination, he will not either within 20 miles of any geographic location of any Shale play with respect to which he has devoted substantial attention to the material business interests of the Company or any of its affiliated companies or with respect to any immediate geologic trends in any non-Shale plays, in either case, in which the Company or any of its affiliated companies have active leases or are actively pursuing leases through direct employee activity or hired brokers as of the Date of Termination, without regard, in either case, to whether the Employee has worked at such location (the “Relevant Geographic Area”), (i) accept employment or render service to any Person that is engaged in a business directly competitive with the business then engaged in by the Company or any of its affiliated companies in the Relevant Geographic Area, (ii) enter into or take part in or lend his name, counsel or assistance to any business, either as proprietor, principal, investor, partner, director, officer, executive, consultant, advisor, agent, independent contractor, or in any other capacity whatsoever, for any purpose that would be competitive with the business of the Company or any of its affiliated companies in the Relevant Geographic Area or (iii) regardless of whether it is in the Relevant Geographic Area, directly or indirectly, either as principal, agent, independent contractor, consultant, director, officer, employee, employer, advisor, stockholder, partner or in any other individual or representative capacity whatsoever, either for his own benefit or for the benefit of any other person or entity either (A) hire, contract or solicit, or attempt any of the foregoing, with respect to hiring any employee of the Company or its affiliated companies, or (B) induce or otherwise counsel, advise or encourage any employee of the Company or its affiliated companies to leave the employment of the Company or its affiliated companies (all of the foregoing activities described in (i), (ii) and (iii) are collectively referred to as the “Prohibited Activity”). Notwithstanding anything contained in this Section 9 to the contrary, the Prohibited Activity shall not be applicable to the state or federal waters of the Gulf of Mexico or outside of the United States except as to the area covered by any U.S. or foreign state or federal oil and gas lease, license or permit in which the Company owns a working interest which was acquired by the Company prior to or during the Employment Period and further limited to the depths in which the Company owns such working or operating rights interest. For the avoidance of doubt, the provisions of this Section 9 will not apply if the Employee’s Date of Termination occurs within two years following a Change of Control.
(a)    In addition to all other remedies at law or in equity which the Company may have for breach of a provision of this Section 9 by the Employee, it is agreed that in the event of any breach or attempted or threatened breach of any such provision, the Company shall be entitled, upon application to any court of proper jurisdiction, to a temporary restraining order or preliminary injunction (without the necessity of (i) proving irreparable harm, (ii) establishing that monetary damages are inadequate or (iii) posting any bond with respect thereto) against the Employee prohibiting such breach or attempted or threatened breach by proving only the existence of such breach or attempted or threatened breach. If the provisions of this Section 9 should ever be deemed to exceed the time, geographic or occupational limitations permitted by the applicable law, the Employee and the Company agree that such provisions shall be and are hereby reformed to the maximum time, geographic or occupational limitations permitted by the applicable law.
(b)    The covenants of the Employee set forth in this Section 9 are independent of and severable from every other provision of this Agreement; and the breach of any other provision of this Agreement by the Company or the breach by the Company of any other agreement between the Company and the Employee shall not affect the validity of the provisions of this Section 9 or constitute a defense of the Employee in any suit or action brought by the Company to enforce any of the provisions of this Section 9 or seek any relief for the breach thereof by the Employee.
(c)    The Employee acknowledges, agrees and stipulates that: (i) the terms and provisions of this Agreement are reasonable and constitute an otherwise enforceable agreement to which the terms and provisions of this Section 9 are ancillary or a part of as contemplated by TEX. BUS. & COM. CODE ANN. Sections 15.50-15.52; (ii) the consideration provided by the Company under this Agreement is not illusory; and (iii) the consideration given by the Company under this Agreement, including, without limitation, the provision by the Company of Confidential Information to the Employee as contemplated by Section 7, gives rise to the Company’s interest in restraining and prohibiting the Employee from engaging in the Prohibited Activity within the Relevant Geographic Area as provided under this Section 9, and the Employee’s covenant not to engage in the Prohibited Activity within the Relevant Geographic Area pursuant to this Section 9 is designed to enforce the Employee’s consideration (or return promises), including, without limitation, the Employee’s promise to not disclose Confidential Information under this Agreement.
10.    Successors.
(a)    This Agreement is personal to the Employee and without the prior written consent of the Company shall not be assignable by the Employee otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Employee’s heirs, executors and other legal representatives.
(b)    This Agreement shall inure to the benefit of and be binding upon the Company and may only be assigned to a successor described in Section 10(c).
(c)    The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, “Company” shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise.
11.    Code Section 280G. Notwithstanding anything to the contrary in this Agreement, if the Employee is a “disqualified individual” (as defined in Code Section 280G(c)), and the payments and benefits provided for under this Agreement, together with any other payments and benefits which the Employee has the right to receive from the Company or any of its affiliates, would constitute a “parachute payment” (as defined in Code Section 280G(b)(2)), then the payments and benefits provided for under this Agreement shall be either (a) reduced (but not below zero) so that the present value of such total amounts and benefits received by the Employee from the Company and its affiliates will be one dollar ($1.00) less than three times the Employee’s “base amount” (as defined in Code Section 280G(b)(3)) and so that no portion of such amounts and benefits received by the Employee shall be subject to the excise tax imposed by Code Section 4999 or (b) paid in full, whichever produces the better net after-tax position to the Employee (taking into account any applicable excise tax under Code Section 4999 and any other applicable taxes). The reduction of payments and benefits hereunder, if applicable, shall be made by reducing, first, payments or benefits to be paid in cash hereunder in the order in which such payment or benefit would be paid or provided (beginning with such payment or benefit that would be made last in time and continuing, to the extent necessary, through to such payment or benefit that would be made first in time) and, then, reducing any benefit to be provided in kind hereunder in a similar order. The determination as to whether any such reduction in the amount of the payments and benefits provided hereunder is necessary shall be made by a nationally recognized accounting firm mutually agreed to by the Company and the Employee. If a reduced payment or benefit is made or provided and through error or otherwise that payment or benefit, when aggregated with other payments and benefits from the Company (or its affiliates) used in determining if a parachute payment exists, exceeds one dollar ($1.00) less than three times the Employee’s base amount, then the Employee shall immediately repay such excess to the Company upon notification that an overpayment has been made.
12.    Section 409A.
(a)    This Agreement is intended to provide payments that are exempt from or compliant with the provisions of Section 409A of the Code and related regulations and Treasury pronouncements (“Section 409A”), and the Agreement shall be interpreted accordingly. Notwithstanding any provision of this Agreement to the contrary, the parties agree that any benefit or benefits under this Agreement that the Company determines are subject to the suspension period under Code Section 409A(a)(2)(B) shall not be paid or commence until a date following six months after the Employee’s termination date, or if earlier, the Employee’s death.
(b)    Each payment under this Agreement is intended to be excepted from Section 409A, including, but not limited to, by compliance with the short-term deferral exception as specified in Treasury Regulation § 1.409A-1(b)(4) and the involuntary separation pay exception within the meaning of Treasury Regulation § 1.409A-1(b)(9)(iii) and the provisions of this Agreement will be administered, interpreted and construed accordingly (or disregarded to the extent such provision cannot be so administered, interpreted, or construed).
(c)    All reimbursements or provision of in-kind benefits pursuant to this Agreement shall be made in accordance with Treasury Regulation § 1.409A-3(i)(1)(iv) such that the reimbursement or provision will be deemed payable at a specified time or on a fixed schedule relative to a permissible payment event. Specifically, the amount reimbursed or in-kind benefits provided under this Agreement during the Employee’s taxable year may not affect the amounts reimbursed or provided in any other taxable year (except that total reimbursements may be limited by a lifetime maximum under a group health plan), the reimbursement of an eligible expense shall be made on or before the last day of the Employee’s taxable year following the taxable year in which the expense was incurred, and the right to reimbursement or provision of in-kind benefit is not subject to liquidation or exchange for another benefit.
(d)    Notwithstanding any provision of this Agreement to the contrary, the Employee acknowledges and agrees that the Company and its employees, officers, directors, affiliates and subsidiaries shall not be liable for, and nothing provided or contained in this Agreement will be construed to obligate or cause the Company and/or its employees, officers, directors, affiliates and subsidiaries to be liable for, any tax, interest or penalties imposed on the Employee related to or arising with respect to any violation of Section 409A.

13.    Miscellaneous.
(a)    This Agreement shall be governed by and construed in accordance with the laws of the State of Texas, without reference to principles of conflict of laws that would require the application of the laws of any other state or jurisdiction.
(b)    The captions of this Agreement are not part of the provisions hereof and shall have no force or effect.
(c)    This Agreement may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors and heirs, executors and other legal representatives.
(d)    All notices and other communications hereunder shall be in writing and shall be given, if by the Employee to the Company, by telecopy or facsimile transmission at the telecommunications number set forth below and, if by either the Company or the Employee, either by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:
If to the Employee:
[Name]
Carrizo Oil & Gas, Inc.
500 Dallas, Suite 2300
Houston, Texas 77002

If to the Company:
Carrizo Oil & Gas, Inc.
500 Dallas, Suite 2300
Houston, Texas 77002
Fax Number: (713) 358-6286
Telephone Number: (713) 328-1000
Attention: Corporate Secretary
or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee.
(e)    The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.
(f)    Except as otherwise provided herein, the Company may withhold from any amounts payable under this Agreement such federal, state or local taxes as shall be required to be withheld pursuant to any applicable law or regulation.
(g)    The Employee’s or the Company’s failure to insist upon strict compliance with any provision hereof or any other provision of this Agreement or the failure to assert any right the Employee or the Company may have hereunder shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement; provided, however, that any claim for “Good Reason” termination must be raised within 90 days following the occurrence of the event giving rise to the right to terminate for “Good Reason” as set forth in Section 3(c) hereof.
(h)    This Agreement contains the complete and total understanding of the parties concerning the subject matter hereof and expressly supersedes any previous agreement between the parties relating to the subject matter hereof.
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IN WITNESS WHEREOF, the Employee has hereunto set his hand and the Company has caused these presents to be executed in its name on its behalf, all to be effective as of the Agreement Effective Date.

CARRIZO OIL & GAS, INC.

By:
Name:
Title:

EMPLOYEE

[Name]

Exhibit A to Employment Agreement Dated as of ________________

For purposes of this Agreement, the following capitalized words shall have the meanings indicated below:

“Benefits Continuation Multiplier Percentage” means ____%.

“Change of Control Severance Multiplier Percentage” means ____%.

“Severance Multiplier Percentage” means ____%.

“Supplemental Severance Multiplier Percentage” means ____%.

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